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                                             SUPPLEMENTAL INDENTURE

                                           EVIDENCING APPOINTMENT OF

                                                SUCCESSOR TRUSTEE

                                      ------------------------------------


                                               AZTAR CORPORATION,
                                                   as Issuer,

                                                       and

                                        FIRST BANK NATIONAL ASSOCIATION,
                                              as successor Trustee

                                          Dated as of January 12, 1995


                                      -------------------------------------

                                           Supplementing the Indenture
                                           dated as of October 8, 1992
                 SUPPLEMENTAL INDENTURE EVIDENCING APPOINTMENT OF
SUCCESSOR TRUSTEE (the "Supplemental Indenture"), dated as of
January 12, 1995, between AZTAR CORPORATION, a Delaware corporation (the "Company"), as Issuer, and FIRST BANK NATIONAL
ASSOCIATION, a national banking association ("First Bank"), as successor Trustee, supplementing the Indenture, dated as of October 8, 1992 (the "Indenture"), among the Company and Bank of
America National Trust and Savings Association ("Bank of
America"), as Trustee (the "Trustee"), pursuant to which the Company has issued its 11% Senior Subordinated Notes Due 2002.
Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Indenture.

                                                   WITNESSETH:

         WHEREAS, Section 509(b) of the Indenture provides that the Trustee under the Indenture may resign at any time by giving written notice thereof to the Company, the New Jersey Commission, the New Jersey Division, the Nevada Commission and the Nevada Control Board at least 30 days prior to such resignation; and

         WHEREAS, Bank of America gave such written notice on November 2, 1994; and

         WHEREAS, Section 509(f) of the Indenture provides that in case the Trustee shall resign, the Company shall promptly appoint a successor Trustee by action of an Authorized Officer; and

         WHEREAS, the Company, by resolutions duly adopted on December 7, 1994 by the Board of Directors of the Company, duly appointed First Bank as successor Trustee, Registrar for the Notes under Section 206 of the Indenture and as Paying Agent and designated the Corporate Trust Office of First Bank in the Borough of Manhattan, The City of New York, as the office of the Company for purposes of Section 702 of Indenture; and

         WHEREAS, Section 510 of the Indenture provides that any successor Trustee appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and the successor Trustee and the Company shall enter into a supplemental indenture, pursuant to
Section 601 of the Indenture, evidencing the appointment of the successor Trustee and thereupon the resignation of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; and

         WHEREAS, Section 510 of the Indenture provides that on request of the Company or the successor Trustee, such retiring Trustee shall, upon the payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee; and

         WHEREAS, the Company, First Bank and Bank of America entered into an Instrument of Resignation, Appointment and Acceptance, dated as of January 12, 1995, whereby First Bank accepted the appointment as Successor Trustee, Registrar, Paying Agent and authenticating agent under the Indenture, and Bank of America transferred to First Bank all of its rights, title and interest as Trustee in and to the trust estate and all of its rights, powers and trusts under the Indenture; and

         WHEREAS, Section 510 of the Indenture provides that upon request of the successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         NOW, THEREFORE, in consideration of the premises, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and First Bank have executed and delivered this Supplemental Indenture and in further consideration of the premises and for the considerations aforesaid, it is agreed among each of the Company and First Bank and their respective successors and assigns, as follows:

                        ARTICLE I

              APPOINTMENT OF SUCCESSOR TRUSTEE

         Section 1.1  Pursuant to the authority vested in him by
Section 509(f) of the Indenture, Craig F. Sullivan, as an Authorized Officer, by execution of this Supplemental Indenture, hereby appoints First Bank as successor Trustee under the Indenture, to succeed to all the rights, powers, trusts and duties which Bank of America now holds under and by virtue of the Indenture with like effect as if originally named as Trustee in the Indenture.

         Section 1.2 The Company hereby ratifies the appointment of First Bank in Section 1.1 and hereby appoints First Bank as Registrar, Paying Agent and authenticating agent under the Indenture, and hereby designates the Corporate Trust Office of First Bank: First Trust New York, 100 Wall Street, Suite 1160,
New York, New York 10005, in the Borough of Manhattan, The City of New York, and the Corporate Trust Office of First Bank: First Trust California, 333 South Grand Avenue, Los Angeles, California 90071, The City of Los Angeles, as the offices of the Company for purposes of Section 702 of the Indenture.

         Section 1.3 First Bank hereby accepts the appointment as successor Trustee, Registrar, Paying Agent and authenticating agent under the Indenture, and accepts the designation of its Corporate Trust Office in the Borough of Manhattan, The City of New York, and its Corporate Trust Office in the City of Los Angeles as the offices of the Company for purposes of Section 702 of the Indenture, and assumes the rights, powers and trusts which Bank of America now holds under and by virtue of the Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee under the Indenture.

         Section 1.4 In accordance with Section 510 of the Indenture, the Company, for the purpose of more fully and certainly vesting in and confirming to First Bank, as successor Trustee, the rights, powers and trusts vested in Bank of America, as resigning Trustee, hereby vests First Bank with all rights, powers and trusts of the Trustee under the Indenture.

         Section 1.5 First Bank represents that it is qualified and eligible under Article Five of the Indenture and the Trust
Indenture Act of 1939, as amended, to accept the appointment as successor Trustee.

         Section 1.6 First Bank and the Company hereby designate that the address of the Trustee for the purposes of the definition of "Trustee" in Section 101 of the Indenture and notices to the Trustee in Section 106(1) of the Indenture shall be: First Bank National Association c/o First Trust National Association, 180 East Fifth Street, St. Paul, Minnesota 55101,
Attention: Richard H. Prokosch.

         Section 1.7 The Company hereby designates that for purposes of notices sent to the Company pursuant to Section 106(2) of the Indenture, in addition to the notice sent to the Company, copies of any such notice shall be given to Snell & Wilmer, One Arizona Center, Phoenix, Arizona 85004-0001, Attention: David A.
Sprentall, Esq., and to Latham & Watkins, 633 West Fifth Street,
Los Angeles, California 90071, Attention: Brian G. Cartwright, and no other copies shall be required.

         Section 1.8 The Company shall cause notice to be given to all Holders of the resignation of Bank of America as Trustee and the appointment of First Bank as successor Trustee, in accordance with Sections 509(g) and 107 of the Indenture.

                       ARTICLE I.I

                      MISCELLANEOUS

         Section 2.1 The parties hereto agree to execute, acknowledge and deliver such further instruments of conveyance and further assurance and to do such other things as may be reasonably required to more fully and certainly effect the transactions contemplated hereby.

         Section 2.2 This Supplemental Indenture may be executed in any number of counterparts, each of which shall be original, but such counterparts shall together constitute but one and the same instrument.

         Section 2.3 Except insofar as herein otherwise expressly provided, all the provisions, terms and conditions of the Indenture shall be deemed to be incorporated in and made a part of, this Supplemental Indenture, and the Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed; and that the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         Section 2.4 This Supplemental Indenture shall constitute a supplemental indenture by and among the Company and First Bank pursuant to Sections 510 and 601 of the Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and have caused their respective corporate seals to be affixed and attested, all effective as of the date first written above.

                                           AZTAR CORPORATION



                                           By: CRAIG F. SULLIVAN
                                              -----------------------
                                               Craig F. Sullivan
                                               Treasurer

[SEAL]

Attest:


By: NELSON W. ARMSTRONG JR.
   --------------------------------
    Nelson W. Armstrong Jr.
    Secretary

                                           FIRST BANK NATIONAL ASSOCIATION



                                           By: RICHARD H. PROKOSCH
                                              --------------------------
                                               Richard H. Prokosch
                                               Trust Officer
[SEAL]

Attest:


By: J. PAULSON
   -------------------------------
    Name: Jaymes M. Paulson
    Title: Assistant Secretary